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                                  Exhibit 5.1
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                                 June 29, 2000

Interneuron Pharmaceuticals, Inc.
One Ledgemont Center
99 Hayden Avenue
Lexington, MA  02173

Gentlemen:

     You have requested our opinion with respect to the issuance by the Company of an aggregate of 2,500,000 shares (the "Shares") of Common Stock, par value $.001 per share, of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable upon exercise of options pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares issuable upon exercise of options will be, when sold, paid for and issued as contemplated by the terms of the options duly and validly issued and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use our name under "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                               Very truly yours,


                               /s/ BURNS & LEVINSON LLP
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                               BURNS & LEVINSON LLP